EXHIBIT 10.1

SUBORDINATED CREDIT AGREEMENT


     This AGREEMENT is entered into as of this 13th day of May, 1996, by and between HANSBERGER GLOBAL INVESTORS, INC., a Delaware corporation with its principal place of business at 515 East Las Olas Boulevard, Fort Lauderdale, Florida (*HGI*), and VK/AC HOLDING, INC., a Delaware corporation with its principal place of business at One Parkview Plaza, Oakbrook Terrace, Illinois (*VK/AC*).

     WHEREAS, the parties desire to enter into an agreement providing for the making of subordinated term loans by VK/AC to HGI;

     WHEREAS, it is a condition to HGI*s and VK/AC*s obligations to consummate the transactions contemplated by the Stock Purchase Agreement, dated as of May 13, 1996, by and between HGI and VK/AC (the *Stock Purchase Agreement*), that the parties enter into this Agreement; and

     WHEREAS, the parties desire that certain of HGI*s obligations arising under this Agreement will be treated as subordinated loans in order to qualify as capital in accordance with net capital requirements to which HGI is subject from time to time (the *Net Capital Requirements*);

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

      1.  Term Loans.

          1.1. The Loans. From and after the date of this Agreement (the *Effective Date*), until the earliest of (a) December 31, 2001, (b) the date on which HGI receives written notice from VK/AC of its termination of the Commitment (as defined below) pursuant to Section 4 below, (c) the date on which HGI receives written notice from VK/AC of an Event of Default under
Section 5 below, or (d) the closing of the VK/AC Sale (as defined below), VK/AC will make loans (collectively, the *Loans,* and individually, a *Loan*) to HGI on the terms set forth in this Agreement, at such times and from time to time and in such amount as to each Loan as HGI will request pursuant to
Section 1.3 below, provided that the aggregate principal amount of all of the Loans made pursuant to this Section 1.1 will not exceed three million three hundred thirty-three thousand dollars ($3,333,000). HGI may not reborrow Loan amounts that have been repaid or prepaid. For purposes of this Agreement, the *VK/AC Sale* means (x) the sale or other disposition (including by merger) of substantially all of the assets of VK/AC or at least a majority of the stock of VK/AC now held by The Clayton & Dubilier Private Equity Fund IV Limited Partnership or (y) an underwritten public offering of VK/AC*s common stock, prior to or simultaneously with either of which VK/AC distributes or otherwise transfers all of the common stock, par value $.01 per share, of HGI then held by VK/AC to stockholders of VK/AC. For purposes of this Agreement, the obligation of VK/AC to make Loans pursuant to this Agreement will be referred to as the *Commitment.* Notwithstanding any provision of this Agreement to the contrary, the Commitment will not terminate on the closing of the VK/AC Sale, unless HGI or Thomas L. Hansberger, the Chairman of HGI (*Hansberger*), has received written notice or has actual knowledge of the proposed date of such closing at least five (5) business days before such date.

          1.2. The Note. The Loans will be evidenced by a subordinated credit note (the *Note*) in substantially the form of Exhibit A attached to this Agreement, executed and delivered by HGI on the Effective Date and dated as of the Effective Date, in a principal amount equal to three million three hundred thirty-three thousand dollars ($3,333,000) and payable, together with any accrued and unpaid interest, on the Termination Date (as defined below) to the order of VK/AC, subject to prepayments pursuant to Section 1.5 below. At the time of its issuance, Schedule 1 of the Note will be endorsed to show the principal amount of any Loan made on such date. Thereafter, whenever any Loan is made or repaid, in full or in part, the holder of the Note will record the transaction on Schedule 1 of the Note along with the principal balance outstanding under the Note after giving effect to the making or repayment of such Loan. Until the Termination Date, VK/AC may hold the Note even though there may be, from time to time, no borrowings evidenced by the Note. For purposes of this Agreement, the *Termination Date* means the earliest of (a) December 31, 2001, (b) the first date on which VK/AC is entitled to receive a demand prepayment pursuant to Section 1.5(b) below, or (c) the date on which HGI receives written notice from VK/AC of an Event of Default under Section 5 below.

          1.3. Notice of Loans. HGI will give VK/AC at least five (5) business days*, or, if notice is being given in anticipation of the closing of the VK/AC Sale, two (2) business days*, prior written notice specifying the amount and date of each Loan requested to be made hereunder. If such notice is being given in anticipation of the closing of the VK/AC Sale, such notice will so state and may provide that the Loan thereby requested to be made will only be made immediately prior to or simultaneously with the closing of the VK/AC Sale. HGI will request Loan amounts from VK/AC in equal proportion to the Loan amounts requested from the Other Investors (as defined in the Shareholders* Agreement, dated as of May 13, 1996, by and among HGI, VK/AC and Hansberger (the *Shareholders* Agreement*)); provided, however, that if HGI is requesting a Loan in anticipation of the closing of the VK/AC Sale, the amount of such Loan need not be in equal proportion to the Loan amounts requested, if any, from the Other Investors. On the date specified, VK/AC will deposit immediately available funds to the general deposit account of HGI specified in the notice pursuant to this Section 1.3; provided, however, that VK/AC will not be required to make such a deposit if an Event of Suspension under Section 4 below or an Event of Default under Section 5 below has occurred and is continuing or, after the giving of notice or the passage of time or both, would occur and VK/AC: (a) provides written notice to HGI, within two (2) business days of having received HGI*s request for a Loan or Loans, stating that such an Event of Suspension or Event of Default has occurred or, after the giving of notice or the passage of time or both, would occur and specifying in reasonable detail the nature of the event; or (b) has previously provided written notice thereof to HGI pursuant to Section 1.5, 4 or 5 below.
          1.4. Interest. The Note will bear interest on the principal amount of any Loans outstanding from time to time, payable semi-annually on the fifteenth day of each May and November at a rate per annum (on the basis of a year of 365 days or 366 days, as the case may be) equal to ten percent (10%) (the *Rate of Interest*). The first interest payment will be payable at least six (6) months from the Effective Date. If the Rate of Interest is determined to exceed the maximum rate of interest permitted by applicable law, the Rate of Interest will be reduced to the maximum rate of interest permitted by applicable law. HGI may, at its sole option, elect to capitalize any semi-annual interest payment by adding all or a portion of the amount of the accrued interest to the outstanding principal amount of the Loans, and the holder of the Note will record such an addition on Schedule 1 of the Note.

          1.5. Prepayment.

               (a) Optional Prepayment. Subject to the limitations of this Section and Section 1.6 below, HGI will have the right at any time after the first anniversary of the Effective Date and from time to time to prepay all or any part of the Loans, without penalty but with all interest accrued on the amount of such prepayment to the date of such prepayment, by giving VK/AC not less than five (5) business days* prior written notice specifying the date on which such prepayment will be made and the amount of principal and interest to be prepaid. Such prepayment will become due on the date specified in such notice; provided, however, that to the extent required under the Net Capital Requirements, no such prepayment may be made on the Note pursuant to this
Section 1.5(a), and any obligation of HGI to make the prepayment will be suspended and will not mature, for so long as, after giving effect to such prepayment (and to all payments of payment obligations under any other subordinated agreement then outstanding the maturity or accelerated maturities of which are scheduled to fall due within six (6) months after the date such prepayment is to occur pursuant to this Section 1.5(a) or on or prior to the date on which the Payment Obligation (as defined in Section 1.6 below) in respect of such prepayment is scheduled to mature disregarding this Section 1.5(a), whichever date is earlier), without reference to any projected profit or loss of HGI, either (A) aggregate indebtedness of HGI (excluding, in accordance with the Net Capital Requirements, amounts in respect of subordinated loans qualifying as capital) exceeds one thousand percent (1,000%) of its net capital, or, if HGI is operating pursuant to paragraph
(a)(1)(ii) of 17 C.F.R. * 240.15c3-1, its net capital is less than five percent (5%) of aggregate debit items computed in accordance with 17 C.F.R. * 240.15c3-3a, or (B) the net capital of HGI is less than one hundred and twenty percent (120%) of the minimum dollar amount required to be maintained by HGI under the Net Capital Requirements. Notwithstanding the above, no prepayment pursuant to this Section 1.5(a) may be made, and any obligation of HGI to make the prepayment will be suspended and will not mature, without the prior written approval of any state securities regulatory commission or authority that has net capital requirements to which HGI is subject (an *Examining Authority*) requiring such approval.

               (b) Demand Prepayment.  Subject to the limitations of this
Section 1.5(b) and Sections 1.6 (other than 1.6(a)), 1.7 and 10.3 below, HGI will have the obligation to prepay the outstanding Loans in their entirety, without penalty but with all accrued and unpaid interest thereon, within ten
(10) business days of receipt of written notice from VK/AC demanding such prepayment after an Event of Suspension described in Section 4.1, 4.3 or 4.5 below or after the earliest of the following dates: (i) the date of death or Incapacity (as defined in the Employment Agreement, dated as of May 13, 1996, by and between HGI and Hansberger (the *Employment Agreement*)) of Hansberger;
(ii) the date on which Hansberger, members of his immediate family, including his spouse, children (including adopted and step children) and grandchildren (*Family*), and trustees of one or more trusts established for the benefit of Hansberger or his Family do not hold or have voting rights with respect to in the aggregate at least ten percent (10%) of the shares of HGI*s outstanding Class A Common Stock, par value $.01 per share; or (iii) the date on which Hansberger ceases to be Chairman and Chief Executive Officer (*CEO*) of HGI or is otherwise materially in breach of the Employment Agreement as would constitute grounds for termination for *Cause* as defined in the Employment Agreement; provided, however, that HGI's obligation to prepay the outstanding Loans and any accrued and unpaid interest thereon will be suspended, and will not mature, regardless of the date of VK/AC's demand, until six (6) months after the last business day of the calendar month in which both HGI and any Examining Authority have received written notice of VK/AC's demand for prepayment; and provided further, that no such demand may be made within six
(6) months after the Effective Date. Notwithstanding the foregoing, any prepayment otherwise required to be made pursuant to this Section 1.5(b) may be deferred by HGI, at its option and on written notice to VK/AC, for up to six (6) months from the date on which such prepayment obligation arises. During any such suspension or deferral period, the outstanding principal amount of the Loans will continue to, and any accrued and unpaid interest will, bear interest at the Rate of Interest.

If, on the accelerated maturity date pursuant to this Section 1.5(b), the Payment Obligation is suspended pursuant to Section 1.6(a) below and liquidation of HGI has not commenced on or prior to such accelerated maturity date, then notwithstanding Section 1.6(a) below the Payment Obligation will mature on the day immediately following such accelerated maturity date, subject to the suspension or deferral periods set forth in the immediately preceding paragraph, and, in any such event, the payment obligations of HGI with respect to all other subordination agreements then outstanding will also mature at the same time, but the rights of the respective lenders to receive payment under the Payment Obligation or any other payment obligation of HGI, together with accrued interest, will remain subordinate as required by Section 1.6(c) below.

Within five (5) business days of the occurrence of any event that would permit VK/AC to demand a prepayment pursuant to this Section 1.5(b), HGI will provide written notice to VK/AC specifying in reasonable detail the nature of such event. VK/AC must then provide written notice to HGI and any Examining Authority of VK/AC*s intent to demand prepayment pursuant to this Section 1.5(b).

          1.6. Net Capital Requirement Restrictions on Loans.

               (a) Suspension of Payments. To the extent required under the Net Capital Requirements and notwithstanding any provision of this Agreement to the contrary other than Sections 1.5(b) and 5, the obligation of HGI to repay any outstanding Loan and accrued and unpaid interest thereon under this Agreement (the *Payment Obligation*) will be suspended and will not mature for so long as, after giving effect to such payment (together with the payment of any payment obligation under any other subordination agreement scheduled to mature at the same time as or before the Payment Obligation), either (i) the aggregate indebtedness of HGI (excluding, in accordance with the Net Capital Requirements, amounts in respect of subordinated loans qualifying as capital) exceeds twelve hundred percent (1,200%) of its net capital, or, if HGI is operating pursuant to paragraph (a)(1)(ii) of 17 C.F.R. * 240.15c3-1, its net capital is less than five percent (5%) of aggregate debit items computed in accordance with 17 C.F.R. * 240.15c3-3a, or (ii) the net capital of HGI is less than one hundred and twenty percent (120%) of the minimum dollar amount required to be maintained by HGI under the Net Capital
Requirements.

               (b) Limitations on Payments and Prepayments. Notwithstanding any provision of this Agreement to the contrary, no payment or prepayment will be made under this Agreement of principal of the Loans or of the accrued and unpaid interest thereon if the effect of such payment or prepayment would be inconsistent with the Net Capital Requirements.

               (c) Subordination. The obligations of HGI under this Agreement with respect to the payment of principal of and interest on the Loans will be and are subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of HGI arising out of any matter occurring prior to the date on which the related Payment Obligation matures consistent with the provisions of the Net Capital Requirements, except for claims that are the subject of subordination agreements that rank on the same priority as or are junior to the claim of VK/AC under this Agreement. On the occurrence of any Event of Default pursuant to Section 5 below, VK/AC will not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of HGI until all claims of all other present and future creditors of HGI, to the extent such claims are senior to the claims of VK/AC under this Agreement and the Note, have been fully satisfied.

               (d) Use of Proceeds. The cash proceeds of Loans will, to the extent required under the Net Capital Requirements, be used and dealt with by HGI as part of its capital and will be subject to the risks of the business. HGI will have the right to deposit any cash proceeds of Loans in an account or accounts in its own name in any bank or trust company.

          1.7. Limitations on Termination. Notwithstanding any provision of this Agreement to the contrary, this Agreement will not be subject to cancellation by either VK/AC or HGI, and this Agreement may not be terminated, rescinded, or modified by mutual consent or otherwise, if the effect thereof would be inconsistent with the Net Capital Requirements. This Agreement may not be terminated prior to the expiration of one (1) year from the Effective Date.

          1.8. Limitations on Transferability and Encumbrance. This Agreement may not be transferred, sold, assigned, pledged, or otherwise encumbered or otherwise disposed of, and no lien, charge or other encumbrance may be created or permitted to be created on this Agreement, without the prior written consent of any Examining Authority to the extent such consent is required under the Net Capital Requirements.
          1.9. Holiday Payments. If any payment to be made by HGI will become due on a Saturday, Sunday or other day on which commercial banks in Fort Lauderdale, Florida are closed, such payment will be made on the next business day, and any such extension of time will be included in computing any interest in respect of such payment.

      2. Affirmative Covenants. HGI covenants that so long as this Agreement remains in effect or any of the principal of or interest on the Loans is unpaid, HGI will:

          2.1.  Financial Statements, Etc.

               (a) Furnish to VK/AC within one hundred and twenty (120) calendar days after the end of each fiscal year, a consolidated balance sheet of HGI as at the close of such fiscal year and consolidated statements of income, cash flows and changes in shareholders* equity of HGI for such year, such annual financial statements to be prepared in accordance with generally accepted accounting principles consistently applied (except as may be noted in such financial statements), together with a certificate of HGI, dated as of the end of such year and signed by an officer of HGI, stating that there has been no occurrence of any condition, event or act which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Suspension under Section 4 below or an Event of Default under Section 5 below, or if HGI will be so in default or if any such condition, event or act will have occurred and is continuing, specifying nature and status of each such default, condition, event and act; and

               (b) Furnish to VK/AC within sixty (60) calendar days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of HGI as at the close of such fiscal quarter and consolidated statements of income, cash flows and changes in shareholders* equity of HGI for such quarter, such interim financial statements to be prepared in a manner consistent with the annual financial statements and consistent with generally accepted accounting principles (subject to normal year-end audit adjustments and the omission of footnotes required by generally accepted accounting principles), together with a certificate of HGI, dated as of the end of such quarter and signed by an officer of HGI, stating that there has been no occurrence of any condition, event or act which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Suspension under Section 4 below or an Event of Default under Section 5 below, or if HGI will be so in default or if any such condition, event or act will have occurred and is continuing, specifying the nature and status of each such default, condition, event and act.

          2.2 Existence. Preserve and maintain, and cause each of its subsidiaries to preserve and maintain, its existence and all of its material rights, privileges and franchises, and preserve, and cause each of its subsidiaries to preserve, all of their respective properties, useful or necessary in their respective businesses, in good working order and condition; provided, that nothing in this Section 2.2 will prevent the abandonment or termination of any line of business or the abandonment or termination of the existence of any subsidiary of HGI if: (a) in the reasonable opinion of HGI, such abandonment or termination is in the interest of HGI or any of its subsidiaries, as the case may be, will not have a material adverse effect on the ability of HGI to perform its obligations under this Agreement and under the Note, and will not have a Material Adverse Effect on HGI (as defined below); and (b) such abandonment or termination would not, with or without the passage of time, the giving of notice or both, constitute a material breach or violation of or default under, or cause a right of acceleration, suspension or termination to arise under, (i) any agreement between HGI and VK/AC, or (ii) any other agreement, material to HGI and its subsidiaries taken as a whole, to which HGI or any of its subsidiaries is a party. For purposes of this Agreement, *Material Adverse Effect on HGI* means any change or effect that would be materially adverse to the financial condition, business, or operations of HGI and its subsidiaries taken as a whole.

          2.3. Notice of Litigation. Promptly give written notice to VK/AC of any action, suit or proceeding against HGI or any of its subsidiaries or with respect to any of their respective properties or assets at law or in equity in any court or before any Federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency, or instrumentality which: (a) if adversely determined against HGI or such subsidiary on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments of such action, suit or proceeding, would have a Material Adverse Effect on HGI; or
(b) states a claim in excess of $50,000, except as covered by insurance.

          2.4. Insurance. Maintain insurance with respect to HGI*s insurable properties and business, and cause each of its subsidiaries to maintain insurance with respect to its insurable properties and business to the extent that any such subsidiary is not covered under HGI*s insurance, against such hazards and in such amounts as is, to the best of HGI*s knowledge, substantially similar to the hazards insured against and the amounts of coverage carried by corporations of established reputation engaged in the same or a similar business as is HGI and its subsidiaries and similarly situated.

          2.5. Payment of Taxes. Pay and discharge, and cause each of its subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed on it or on its income or profits, or on any property belonging to it, prior to the date on which penalties attach to such assessments, charges or levies; provided, that neither HGI nor any of its subsidiaries will be required to pay any such tax, assessment, charge or levy the payment of which is being contested in good faith and by appropriate proceedings.

          2.6. Access to Books. On written request by VK/AC, give, and cause its subsidiaries to give, any representative of VK/AC reasonable access during normal business hours to, and permit, and cause its subsidiaries to permit, such representative to examine, copy and make extracts from, books, records and documents in the possession of HGI or any of its subsidiaries relating to HGI*s or its subsidiaries* business, operations, and financial condition; provided, that such information will only be used by VK/AC and its representatives in connection with evaluations of performance under and administration of this Agreement.

          2.7. Notice of Default. Promptly notify VK/AC in writing of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Suspension under Section 4 below or an Event of Default under Section 5 below.

          2.8. Compliance with Laws, Etc. Comply, and cause each of its subsidiaries to comply, with all applicable laws, rules, regulations, orders or other requirements of any national, Federal, state, local or foreign governmental authority or agency, regulatory commission or other body having jurisdiction over HGI or such subsidiary, the noncompliance with which would have a Material Adverse Effect on HGI.

      3. Negative Covenants. HGI covenants that so long as this Agreement remains in effect and any of the principal of or interest on the Loans is unpaid, without VK/AC*s consent, HGI will not:

          3.1. Indebtedness. Incur, assume, guarantee or suffer to exist or otherwise become liable, and will cause each of its subsidiaries not to incur, assume, guarantee or suffer to exist or otherwise become liable, in respect of any indebtedness for money borrowed or liability evidenced by notes, bonds, debentures, or similar obligations, other than: (a) the Note; (b) the notes, substantially in the form of the Note, issued by HGI to the Other Investors, pursuant to subordinated credit agreements substantially in the form of this Agreement; (c) trade payables; (d) debt incurred in the ordinary course of business up to an aggregate of $750,000 at any one time outstanding; and (e) intercompany indebtedness between or among HGI and its wholly-owned subsidiaries.

          3.2. Dividends. (a) Declare or pay cash dividends; or (b) permit any less-than-wholly- owned subsidiary of HGI that is subject to HGI*s control (a *Partial Subsidiary*) to declare or pay a non-pro rata dividend if such Partial Subsidiary, together with any other Partial Subsidiaries of HGI that have declared or paid a non-pro rata dividend during the preceding twelve-month period, collectively (i) own at least thirty-three percent (33%) of the assets and properties (calculated as of the fiscal quarter-end immediately preceding the record date of the latest such dividend) of HGI and its subsidiaries taken as a whole, or (ii) generate at least thirty-three percent (33%) of the net income (based on the four fiscal quarters immediately preceding the record date of the latest such dividend) of HGI and its subsidiaries taken as a whole.

          3.3. Sale of Assets, Consolidation, Merger, Etc. (a) Sell, lease, transfer or otherwise dispose of all or substantially all of its properties and assets, other than to one of its wholly-owned subsidiaries that shall assume HGI*s obligations under this Agreement; (b) consolidate with or merge into any corporation or other entity in a transaction in which HGI is not the surviving corporation unless the survivor assumes HGI*s obligations under this Agreement; (c) liquidate or dissolve; or (d) permit any subsidiary that is subject to HGI*s control (a *Material Subsidiary*) to sell, lease, transfer or otherwise dispose of all or substantially all of such Material Subsidiary*s properties and assets (other than to HGI or any of HGI*s other wholly-owned subsidiaries) or permit any such Material Subsidiary to consolidate with or merge into any corporation (other than HGI or any of HGI*s wholly-owned subsidiaries so long as HGI or such wholly-owned subsidiary shall be the survivor), in either case if such Material Subsidiary, together with any other subsidiaries of HGI that have engaged in any such sale, lease, transfer, other disposition, consolidation or merger during the preceding twelve-month period (each, an *Included Subsidiary*), collectively (i) own at least thirty- three percent (33%) of the assets and properties of HGI and its subsidiaries taken as a whole (with the assets and properties of each Included Subsidiary measured as of the end of the fiscal quarter immediately preceding its sale, lease, transfer, other disposition, consolidation or merger, and the assets and properties of HGI and its subsidiaries taken as a whole measured as of the fiscal quarter immediately preceding the latest of such events), or (ii) generate at least thirty-three percent (33%) of the net income of HGI and its subsidiaries taken as a whole (with the net income of each Included Subsidiary measured based on the four fiscal quarters immediately preceding its sale, lease, transfer, other disposition, consolidation or merger, and the net income of HGI and its subsidiaries taken as a whole measured based on the four fiscal quarters immediately preceding the latest of such events).

      4. Events of Suspension. If any of the following events occurs and is continuing (each, an *Event of Suspension*), VK/AC may, at its option and on written notice to HGI, (i) suspend the Commitment with respect to new Loans until such time as HGI has cured the Event of Suspension in all material respects, or (ii) terminate the Commitment:

          4.1. Payment Default. Subject to Section 10.3 below, HGI defaults in the payment of any principal of or interest on the Note when the same becomes due and payable, and, in the case of any default in the payment of interest, such default continues for a period of five (5) business days, or, in the case of any default in the payment of principal or in the prepayment of principal and interest, such default continues for a period of two (2) business days, from the earlier of the day on which HGI (i) has received written notice of such default from VK/AC specifying in reasonable detail the nature of the default, or (ii) knows or should know, in the exercise of reasonable diligence, of the occurrence of such default.

          4.2. Event Permitting Demand Prepayment.  Any event described in
Section 1.5(b)(i), (ii) or (iii) above occurs.

          4.3. Default on Covenants, Etc. Subject to Section 10.3 below, HGI defaults in any material respect in the performance of any covenant contained in Sections 2 or 3 of this Agreement or any other material covenant or undertaking on its part contained in this Agreement, and such default is not cured within ten (10) business days after written notice of such default to HGI by VK/AC specifying in reasonable detail the nature of the default.

          4.4. Event of Default. Any Event of Default pursuant to Section 5 below occurs.

          4.5. Breach of Representations and Warranties. Any representation and warranty made by HGI in Section 8 of this Agreement will prove to have been incorrect in any material respect on or as of the date of this Agreement.

      5. Events of Default. Notwithstanding Section 1.6(a) above but subject to the subordination provisions of Section 1.6(c) above, the Commitment will terminate and the Payment Obligation under this Agreement will, on written notice to HGI by VK/AC, become due and payable if any Event of Default (as defined below) occurs, and the date of any such Event of Default will be the date on which the payment obligations with respect to all of HGI*s other subordinated credit agreements then outstanding will mature. The following will constitute *Events of Default*:

          5.1. Bankruptcy, Etc. HGI: (a) applies for or consents to the appointment of, or the taking of possession of HGI or of its property by, a receiver, custodian, trustee or liquidator; (b) admits in writing its inability to pay its debts as they become due; (c) makes a general assignment for the benefit of creditors; (d) is adjudicated as bankrupt or insolvent; (e) files a voluntary petition in bankruptcy or a petition or answer seeking reorganization, an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement or insolvency proceeding; or (f) initiates an action of dissolution or liquidation.

          5.2. Involuntary Action for Bankruptcy, Etc. Without the application, approval or consent of HGI, a proceeding is instituted, in any court of competent jurisdiction, seeking in respect of HGI: adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a re-adjustment of debts, the appointment of a trustee, receiver, custodian, liquidator or a similar person for HGI or of all or substantially all of its assets, or other similar relief in respect of HGI under any bankruptcy or insolvency law; and, if such proceeding is being contested by HGI in good faith, the same continues undismissed, or unstayed and in effect, for any period of sixty (60) consecutive calendar days.

          5.3. Bankruptcy, Etc. of Subsidiaries. Any of the events described in Section 5.1 or 5.2 above occurs with respect to any of HGI*s subsidiaries, and, in VK/AC*s reasonable judgment, such event will have a Material Adverse Effect on HGI.

          5.4. Revocation or Suspension of Investment Adviser Registration or Status by Examining Authority. HGI*s Examining Authority revokes or suspends (and does not reinstate within ten (10) calendar days) HGI*s registration or status as an investment adviser, and, in VK/AC*s reasonable judgment, such revocation or suspension will have a Material Adverse Effect on HGI.

          5.5. Revocation of Investment Adviser Registration by the Securities and Exchange Commission. The Securities and Exchange Commission revokes (and does not reinstate within (10) calendar days) HGI*s registration as an investment adviser.

          5.6. Excessive Indebtedness. To the extent required under the Net Capital Requirements, the aggregate indebtedness of HGI (excluding, in accordance with the Net Capital Requirements, amounts in respect of subordinated loans qualifying as capital) exceeds one thousand five hundred percent (1,500%) of its net capital, or, if HGI is operating pursuant to paragraph (a)(1)(ii) of 17 C.F.R. * 240.15c3-1, its net capital is less than two percent (2%) of aggregate debit items computed in accordance with 17 C.F.R. * 240.15c3-3a, throughout a period of fifteen (15) consecutive business days, commencing on the day that HGI first determines and notifies any Examining Authority or any Examining Authority first determines and notifies HGI of such fact.

      6. Confidential Material. For so long as VK/AC beneficially owns or has any interest in any portion of the Note and for a period of two (2) years thereafter, VK/AC will treat, and will use its reasonable best efforts to ensure that its directors, officers, employees, agents and representatives (including financial advisors, accountants, valuation firms and other agents or representatives) treat, all Confidential Material (as defined below) of HGI confidentially and not disclose it except in accordance with this Section; provided, that (a) any Confidential Material may be disclosed to VK/AC*s agents and representatives who (i) need to have access to such information, and (ii) are directed by VK/AC to treat such Confidential Material confidentially; (b) any Confidential Material may be disclosed (i) to VK/AC Permitted Transferees (as defined in the Shareholders* Agreement), including their directors, officers, employees, and affiliates and their respective agents and representatives, for use in connection with an investment in HGI or the VK/AC Sale, provided that such persons are directed by VK/AC to treat such Confidential Material confidentially, and (ii) in communications (including, without limitation, a proxy statement) to VK/AC*s stockholders in connection with the VK/AC Sale, but only to the extent that VK/AC, in its reasonable judgment, determines that the disclosure of such Confidential Material is legally required; and (c) Confidential Material may be disclosed to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Material will provide HGI with prompt notice of that fact so that HGI may attempt to obtain a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 6. In the event that VK/AC ceases for any reason to beneficially own any portion of the Note, VK/AC will promptly deliver to HGI or destroy all Confidential Material (and all copies thereof) in the possession of VK/AC or any of its directors, officers, and employees, and will use its reasonable best efforts to ensure that its agents and representatives deliver to HGI or destroy all Confidential Material (and all copies thereof) in the possession of such agents and representatives. Notwithstanding the return or destruction of the Confidential Material, VK/AC will continue to be bound by its confidentiality obligations hereunder. For purposes of this Section, the term *Confidential Material* is defined as all information furnished in writing or, if subsequently confirmed in writing as confidential, orally by HGI or any of its directors, officers, employees, agents or representatives to VK/AC or any of its directors, officers, employees, agents or representatives in connection with this Agreement and the transactions contemplated hereby and all notes, analyses, compilations, studies, or other documents to the extent that such documents contain or reflect any such information; provided, however, that *Confidential Material* will not include information that (x) is currently available in the public domain or becomes generally available to the public other than as a result of a disclosure by VK/AC or any of its directors, officers, employees, agents or representatives; (y) is currently in the possession of or known by VK/AC and which VK/AC has obtained without any obligation to maintain such information as confidential; or (z) was made available to VK/AC on a non-confidential basis from a source other than HGI or its directors, officers, employees, agents or representatives, provided, that such source did not make such information available in violation of a confidentiality agreement with HGI or any of its directors, officers, employees, agents or representatives. The obligations of VK/AC hereunder will survive the consummation of the transactions hereunder and the termination of this Agreement.

      7. Injunctive Relief with Respect to Use of Information and Confidentiality. VK/AC acknowledges and agrees that the covenants and obligations of VK/AC in Sections 2.6 and 6 of this Agreement with respect to the use of information and confidentiality relate to special, unique and extraordinary matters and that a violation of the terms of such covenants and obligations will cause HGI irreparable injury for which adequate remedies are not available at law. Therefore, VK/AC agrees that HGI will be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain VK/AC from committing any violation of the covenants and obligations contained in Sections 2.6 and 6 of this Agreement. These injunctive remedies are cumulative and in addition to any other rights and remedies HGI may have at law or in equity.

      8. Representations and Warranties. HGI represents and warrants to VK/AC as of the Effective Date as follows:

          8.1. Organization and Standing. HGI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. HGI*s wholly-owned subsidiary, Hansberger Global Investors Limited (*HGIL*), is a private limited liability company duly organized and
validly existing under the laws of Ireland.   HGI and HGIL each has all
requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted. HGI and HGIL each is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts business so as to require such qualification and in which the failure to qualify would have a Material Adverse Effect on HGI.

          8.2. Subsidiaries, Etc.   Other than HGIL, HGI has no subsidiaries
and does not own any capital stock, security, partnership interest or other equity interest of any kind in any corporation, partnership, joint venture, association or other entity.

          8.3. Authorization. HGI has all necessary corporate power to enter into this Agreement, to issue and deliver the Note pursuant to this Agreement, and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by HGI of this Agreement have been duly authorized by all requisite corporate action on the part of HGI. This Agreement, assuming the due authorization, execution, delivery and performance of this Agreement by VK/AC, constitute valid and binding obligations of HGI, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors* rights and to general equity principles.

      9.  Certain Securities Matters.

          9.1. Legend. The Note will be imprinted with a legend substantially in the following form:

          *THIS NOTE WAS ORIGINALLY ISSUED AS OF MAY 13, 1996, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE SUBORDINATED CREDIT AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER OF THIS NOTE WITHOUT CHARGE ON WRITTEN REQUEST.*

          9.2. Present Representations. VK/AC represents and warrants to HGI as of the Effective Date that (a) VK/AC is acquiring the Note for investment for its own account and not with a view to, or for resale in connection with, any distribution of the Note; (b) VK/AC understands that the Note has not been registered under the Securities Act of 1933, as amended (the *Securities Act*) or under any state securities laws, and, as a result of having not been registered, is subject to substantial restrictions on transfer; and (c) all negotiations relating to this Agreement, the transactions contemplated by this Agreement, and the Note have been conducted by VK/AC without the intervention of any person or firm in such manner as to give rise to any valid claim against the parties to this Agreement for a brokerage commission, finder*s fee, or similar compensation.

      10. Miscellaneous.

          10.1. Waivers and Amendments. No waiver by any party of any condition, or the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition. No provision of this Agreement may be waived without a written instrument signed by the waiving party. This Agreement may not be changed, amended, discharged or terminated other than by an agreement in writing signed by both of the parties to this Agreement. The parties agree to amend this Agreement and the Note, as applicable, as reasonably necessary to reflect any changes requested in writing from time to time by any Examining Authority.

          10.2. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement will be governed by and construed in accordance with the internal laws of the State of Delaware. Any percentage under Section 1.5(a), 1.6(a) or 5.6 above will be changed to such other percentage as may be made applicable under the Net Capital Requirements, effective immediately on the delivery of written notice thereof by HGI to VK/AC, which notice will be accompanied by a copy of the provisions of the Net Capital Requirements containing the applicable percentage.

          10.3. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the terms and conditions of this Agreement will be binding on and inure to the benefit of the parties to this Agreement and to their respective heirs, executors, administrators and permitted successors and assigns. No party or their respective heirs, executors, administrators or permitted successors and assigns may Transfer (as defined below) either this Agreement or any portion of the Note without the prior written consent of both of the parties hereto, and any purported Transfer in violation of this provision will be void; provided, however, that VK/AC may, consistent with applicable law and subject to Sections 1.8 and 9 above, Transfer this Agreement to the VK/AC Representative (as defined in the Shareholders* Agreement), as agent for the holder or holders of the Note, and Transfer this Agreement or all or any portion of the Note to any VK/AC Permitted Transferee (as defined in the Shareholders* Agreement), and any VK/AC Permitted Transferee may Transfer this Agreement or all or any portion of the Note to another VK/AC Permitted Transferee; provided further, that there may not be more than ten (10) holders, in addition to VK/AC, of all or any portion of the Note at any one time. Notwithstanding any other provision of this Agreement, in the event that there is more than one (1) holder of all or any portion of the Note and except in the case of any failure to make, give or furnish any payment, prepayment, notice or anything else to VK/AC, HGI will have four (4) weeks, from the date on which it receives notice that any such holder did not receive any payment, prepayment, notice or anything else that HGI was obligated to furnish to such holder, to make such payment, prepayment, or notice or furnish such other thing, and an Event of Suspension under Section 4 above, an Event of Default under Section 5 above, the right to demand prepayment under Section 1.5(b) above, or the termination of the Commitment will not arise or be deemed to have occurred solely as the result of any such delay. Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties to this Agreement or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. For purposes of this Agreement, *Transfer* means transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), or in any other way encumber or dispose of an interest in or rights in or to, directly or indirectly (including by merger) and whether or not voluntarily, by operation of law or otherwise.

          10.4. Registration, Registration of Transfer and Exchange. HGI will cause to be kept at its principal office a register (the *Register*) in which, subject to such reasonable regulations as it may prescribe, HGI will provide for the registration of the Note and the registration of transfers of all or any portion of the Note. Subject to Sections 1.8, 9 and 10.3 above, at any time, and from time to time, the holder of the Note may transfer all or any portion of such Note on tender of such Note at the principal office of HGI, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to HGI duly executed by, the holder of the Note or his, her or its attorney duly authorized in writing. HGI will be the registrar for the purpose of registering the Note and transfers of all or any portion of the Note as provided in this Section. On tender for registration of transfer of all or any portion of the Note at its principal office, HGI will execute, and deliver in the name of the designated transferee or transferees and, if only a portion of the Note is being transferred, in the name of the holder of the Note, one or more notes in substantially the form of the Note and subject to this Agreement in the same manner as the Note (*Notes*), which Notes will be deemed to be portions of the Note, in the principal amounts requested by the holder requesting registration of transfer, and of a like aggregate principal amount. At the option of a holder of all or any portion of the Note and on tender for registration of exchange of all or any portion of the Note at its principal office, HGI will exchange the Note, or portion thereof so tendered, for one or more Notes, in the principal amounts requested by the holder requesting the exchange, and of a like aggregate principal amount. Whenever the Note or portion thereof is tendered for exchange, HGI will execute and deliver the Notes which the holder making the exchange is entitled to receive. All Notes issued on any registration of transfer or exchange of the Note pursuant to this Section 10.4 will be the valid obligations of HGI, evidencing the same indebtedness, and entitled to the same benefits under this Agreement, as the Note tendered on such registration of transfer or exchange. No service charge will be made for any registration of transfer or exchange of the Note, but HGI may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Note. HGI, by its execution of this Agreement, agrees that it will not cause or permit the transfer of any portion of the Note to be reflected in the Register except in accordance with the terms of this Agreement.

          10.5. Entire Agreement. This Agreement and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject of this Agreement and of such other documents, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, with respect to the subject of this Agreement and of such other documents.

          10.6. Notices. Unless otherwise provided, all notices, requests, demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly made and received:
(i) upon personal delivery or confirmed facsimile to the party to be notified;
(ii) three (3) business days after deposit with the United States Post Office, by registered or certified mail or by first class mail, postage prepaid, addressed as set forth below; or (iii) one (1) business day after deposit with Federal Express or another reputable overnight courier (for next business day delivery), shipping prepaid, addressed as set forth below:

                   (a) If to HGI, then to:

                       Hansberger Global Investors, Inc.
                       515 East Las Olas Boulevard
                       Fort Lauderdale, FL  33301

                       Attn: Thomas L. Hansberger, Chairman and Chief
                             Executive Officer

                       with a copy to:

                       Morgan, Lewis & Bockius LLP
                       1800 M Street, N.W.
                       Washington, DC  20036

                       Attn: Kathryn B. McGrath, Esquire

                   (b) If to VK/AC, then to:

                       VK/AC Holding, Inc.
                       One Parkview Plaza
                       Oakbrook Terrace, Illinois  60181

                       Attn: Ronald A. Nyberg, Esquire

                       with a copy to each of:

                       The Clayton & Dubilier Private Equity Fund IV Limited
                            Partnership
                       270 Greenwich Avenue
                       Greenwich, Connecticut  06830
                       Attn: Clayton & Dubilier Associates IV Limited
                             Partnership
                       Attn: Mr. Alberto Cribiore

                       and

                       Debevoise & Plimpton
                       875 Third Avenue
                       New York, NY 10022

                       Attn: Woodrow W. Campbell, Esquire

Either party may change the address to which communications are to be sent by giving two (2) business days* advance notice of such change of address to the other party in conformity with the provisions of this Section providing for the giving of notice.

          10.7. Payment of Expenses. HGI and VK/AC will bear their respective expenses, costs and fees (including attorneys* and auditors* fees) in connection with the transactions contemplated by this Agreement, regardless of whether the transactions contemplated by this Agreement are consummated.

          10.8. Headings. The headings contained in this Agreement have been inserted for convenience of reference only, and neither such headings nor the placement of any term of this Agreement under any particular heading will in any way restrict or modify any of the terms or provisions of this Agreement.

          10.9. Severability. The provisions of this Agreement will be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable, in its entirety or partially, or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties to this Agreement, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable, in its entirety or partially, or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties to this Agreement to make it fully legal, valid, binding and enforceable, then such provision will be stricken from this Agreement, and the remaining provisions of this Agreement will not in any way be affected or impaired, but will remain in full force and effect.

          10.10. Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears on such counterpart, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts of this Agreement, individually or taken together, bear the signatures of all of the parties to this Agreement.







          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.


                       HANSBERGER GLOBAL INVESTORS, INC.


                       By: /s/ Thomas L. Hansberger
                           Thomas L. Hansberger
                           Chairman and Chief Executive Officer



                       VK/AC HOLDING, INC.


                       By: /s/ Ronald A. Nyberg

                          Ronald A. Nyberg, Esquire
                          Executive Vice President and General Counsel






EXHIBIT A

FORM OF SUBORDINATED CREDIT NOTE

HANSBERGER GLOBAL INVESTORS, INC.

$3,333,000                                           Dated as of May 13, 1996

     FOR VALUE RECEIVED, the undersigned, HANSBERGER GLOBAL INVESTORS, INC., a Delaware corporation with its principal place of business at 515 East Las Olas Boulevard, Fort Lauderdale, Florida (*HGI*), hereby promises to pay to the order of __________________, a ________ corporation with its principal place of business at _____________________________________________ (*Holder*),
pursuant to the Subordinated Credit Agreement, dated as of May 13, 1996, by and between HGI and VK/AC Holding, Inc. (the *Subordinated Credit Agreement*), the sum, as evidenced by the principal balance outstanding on Schedule 1 of this Note, of (a) the lesser of (i) three million three hundred thirty-three thousand dollars ($3,333,000) and (ii) the aggregate unpaid principal amount of the Loans made by the Holder to HGI pursuant to Section 1.1 of the Subordinated Credit Agreement, plus (b) any accrued interest that may be added to the principal amount of this Note pursuant to Section 1.2 of the Subordinated Credit Agreement, on or before December 31, 2001, with interest on the unpaid principal sum from the date of the delivery of this Note at a rate per annum (on the basis of a year of 365 days or 366 days, as the case may be) equal to ten percent (10%).

     This Note is issued in accordance with and subject to the additional terms and conditions set forth in this Note and the Subordinated Credit Agreement.

     1. Subject to certain limitations described in Sections 1.6 and 1.7 of the Subordinated Credit Agreement, principal on this Note will be repaid on the Termination Date as determined pursuant to the Subordinated Credit Agreement. Interest will be payable semi-annually on the fifteenth day of each May and November with the first interest payment being payable at least six (6) months from the date of this Note. HGI may, at its sole option, elect to capitalize any semi-annual interest payment by adding all or a portion of the amount of the accrued interest to the outstanding principal amount of the Loans, and the Holder of this Note will record such an addition on Schedule 1 of this Note. If any payment of principal of this Note will become due on a Saturday, Sunday or other day on which commercial banks in Fort Lauderdale, Florida are closed, such payment will be made on the next succeeding business day and any such extension of time will be included in computing any interest in respect of such payment.

     2. This Note is the Note referred to in Section 1.2 of the Subordinated Credit Agreement and is subject to the terms and conditions of the Subordinated Credit Agreement, as amended from time to time. Unless otherwise defined in this Note, all terms used in this Note which are defined in the Subordinated Credit Agreement will have meanings assigned to them in the Subordinated Credit Agreement, as at any time amended.

     3. The obligations of HGI under this Note with respect to the payment of principal and interest will be and are subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of HGI arising out of any matter occurring prior to the date on which the related Payment Obligation matures consistent with the provisions of the Net Capital Requirements, except for claims that are the subject of subordination agreements that rank on the same priority as or are junior to the claim of Holder under the Subordinated Credit Agreement. On the occurrence of any Event of Default pursuant to Section 5 of the Subordinated Credit Agreement, Holder will not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of HGI until all claims of all other present and future creditors of HGI, to the extent such claims are senior to the claims of Holder under the Subordinated Credit Agreement and this Note, have been fully satisfied.

     4. The cash proceeds of Loans will, to the extent required under the Net Capital Requirements, be used and dealt with by HGI as part of its capital and will be subject to the risks of the business. HGI will have the right to deposit any cash proceeds of Loans in an account or accounts in its own name in any bank or trust company.

     5. Subject to certain limitations described in Section 1.6 of the Subordinated Credit Agreement, HGI, at its option, may prepay all or any part of the principal amount of this Note on the terms provided in Section 1.5(a) of the Subordinated Credit Agreement. Subject to certain limitations described in Sections 1.6 and 1.7 of the Subordinated Credit Agreement, this
Note is subject to demand prepayment as provided in Section 1.5(b) of the Subordinated Credit Agreement.

     6. Subject to certain limitations described in Section 1.6 of the Subordinated Credit Agreement, if an Event of Default will occur, the principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Subordinated Credit Agreement.

     7. No failure or delay by Holder to insist on the strict performance of any term of this Note or to exercise any right, power or remedy consequent on a breach of this Note and no acceptance of any prepayment of principal or accrued interest on account of this Note during the continuance of any such breach, will constitute a waiver of any such term or of any such breach; nor will any single or partial exercise by Holder of any right under this Note preclude any other or further exercise of that right or the exercise of any other right. No waiver of any breach will affect or alter this Note, which will continue in full force and effect.

     8. All terms of this Note will be binding on and inure to the benefit of and be enforceable by the successors and assigns of HGI or Holder, as the case may be.

     9. THIS NOTE WAS ORIGINALLY ISSUED AS OF MAY 13, 1996, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE SUBORDINATED CREDIT AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER OF THIS NOTE WITHOUT CHARGE ON WRITTEN REQUEST.

     10. This Note will be governed, construed and interpreted strictly in accordance with the internal laws of the State of Delaware. Both HGI and Holder agree to stipulate in any future proceeding that this Note is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Delaware, even if it was, in fact, executed and delivered elsewhere.

     11. All notices, requests and demands will be given to or made on HGI at its address set forth in Section 10.6 of the Subordinated Credit Agreement or at such other address as may have been furnished in writing by HGI to Holder. All notices, requests and demands given or made in accordance with the provisions of this Note will be deemed to have been given or made as provided in Section 10.6 of the Subordinated Credit Agreement.

     12. On the receipt of evidences of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft and/or destruction, on receipt of indemnification reasonably satisfactory to HGI and, in the case of any such mutilation, on surrender and cancellation of this Note, HGI will make and deliver in lieu thereof, a new note of like tenor and in the aggregate principal amount equal to the principal amount of this Note at the time of such loss, theft or destruction, or at the time of such surrender in the case of the mutilation thereof.

     13. If the interest rate payable under this Note is determined to exceed the maximum rate of interest permitted by applicable law, the rate of interest payable under this Note will be reduced to the maximum rate of interest permitted by applicable law.





     IN WITNESS WHEREOF, the undersigned has caused this Note to be signed on the date first above written.


                         HANSBERGER GLOBAL INVESTORS, INC.


                         By:

                            Thomas L. Hansberger
                            Chairman and Chief Executive Officer


Attest:

       Kimberley A. Scott
       Assistant Secretary




SCHEDULE 1

SUBORDINATED  CREDIT NOTE
BORROWING AND PAYMENTS OF PRINCIPAL


- --------------------------------------------------------------------------------------------------------
Date             Amount of         Amount of        Amount of         Amount of Unpaid  Notation made by
                   Borrowing         Interest         Principal Paid    Principal
                                     Added as         or Prepaid        Balance
                                     Principal
- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------